Exhibit 99

Chemed Reports First-Quarter 2013 Results

Reaffirms Full-Year 2013 Earnings Guidance

CINCINNATI--(BUSINESS WIRE)--April 18, 2013--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2013, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 3.9% to $367 million
  GAAP Diluted EPS increased 10.4% to $1.17
  Adjusted Diluted EPS increased 14.0% to $1.38

VITAS segment operating results:

  Net Patient Revenue of $271 million, an increase of 4.0%
  Average Daily Census (ADC) of 14,432, an increase of 5.3%
  Admissions of 17,137, an increase of 5.0%
  Net Income of $20.1 million, an increase of 2.6%
  Adjusted EBITDA of $37.6 million, an increase of 5.9%
  Adjusted EBITDA margin of 13.8%, a increase of 24 basis points

Roto-Rooter segment operating results:

  Revenue of $95.3 million, an increase of 3.5%
  Unit-for-unit job count of 168,967, an increase of 0.1%
  Net Income of $9.6 million, a increase of 28.4%
  Adjusted EBITDA of $17.4 million, an increase of 24.1%
  Adjusted EBITDA margin of 18.3%, an increase of 304 basis points

VITAS

Net revenue for VITAS was $271 million in the first quarter of 2013, which is an increase of 4.0% over the prior-year period. This revenue growth was the result of increased ADC of 5.3%, driven by an increase in admissions of 5.0%, increased discharges of 4.0% and Medicare price increases of approximately 0.9%. Revenue growth aggregated 5.9% excluding the impact of 2012 leap year and the impact of revenue recognition related from the reversal of prior years Medicare Cap accruals.

In the first quarter of 2013, VITAS recorded a positive revenue adjustment of $0.9 million related to eliminating the Medicare Cap billing limitation recorded in the fourth quarter of 2012. This compares with $2.6 million of additional revenue recorded in the first quarter of 2012.

Of VITAS’ 36 unique Medicare provider numbers, 31 provider numbers have a Medicare Cap cushion of 10% or greater during the first six months of the 2013 Medicare Cap year; two provider numbers have a Medicare Cap cushion between 5% to 10%; and three provider numbers have a cap cushion between 0% and 5%. VITAS generated an aggregate cap cushion of $233 million during the trailing twelve-month period.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $208.23, which is 0.5% above the prior-year period. Routine home care reimbursement and high acuity care averaged $164.51 and $713.65, respectively, per patient per day in the first quarter of 2013. During the quarter, high acuity days of care were 8.0% of total days of care, 10 basis points below the prior-year quarter.

The first quarter of 2013 gross margin, excluding the impact of Medicare Cap, was 21.2%, which is an 80 basis point improvement when compared to the first quarter of 2012.

Selling, general and administrative expense was $21.6 million in the first quarter of 2013, which is an increase of 9.4% when compared to the prior-year quarter. Adjusted EBITDA totaled $37.6 million in the quarter, an increase of 5.9% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 13.6% in the quarter which is 83 basis points above the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $95.3 million for the first quarter of 2013, an increase of 3.5%, over the prior-year quarter.

Total residential and commercial unit-for-unit job count increased 0.1% in the first quarter of 2013 when compared to the prior-year period. This consisted of a residential plumbing job count decline of 4.9% and residential drain cleaning job increase of 5.4%, when compared to the first quarter of 2012. Residential jobs represent over 70% of total job count in the quarter. Commercial plumbing/excavation job count declined 2.6% and commercial drain cleaning decreased 2.4% when compared to the prior-year quarter.

Roto-Rooter’s gross margin in the quarter was 46.3%, a 261 basis point increase when compared to the first quarter of 2012. Adjusted EBITDA in the first quarter of 2013 totaled $17.4 million, an increase of 24.1%, and the Adjusted EBITDA margin was 18.3% in the quarter, an increase of 304 basis points.

Chemed Consolidated

Chemed had total cash and cash equivalents of $73 million, and debt of $177 million, at March 31, 2013. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

In January 2013 Chemed entered into a five-year Amended and Restated Credit Agreement that consists of a $350 million revolving credit facility. The interest rate on this facility has a floating rate that is currently LIBOR plus 125 basis points. At March 31, 2013, the Company had approximately $321 million of undrawn borrowing capacity under this credit agreement after deducting $29 million for letters of credit issued to secure the Company’s workers’ compensation insurance.

Capital expenditures for the first quarter of 2013 aggregated $5.4 million and compares to depreciation and amortization during the same period of $7.9 million.

During the quarter, the Board of Directors authorized an additional $100 million for share repurchase. Chemed currently has $114.7 million of authorization remaining under this share repurchase plan. The Company did not repurchase any shares during the first quarter of 2013.

Guidance for 2013

Effective April 1, 2013, Medicare reduced hospice reimbursement rates 2.0% for Medicare beneficiaries. This reduction impacts approximately 91.2% of Vitas’ revenue base and is factored into the 2013 guidance detailed below.

VITAS estimates its full-year 2013 revenue growth, prior to Medicare Cap, will be in the range of 4.5% to 5.5%. Admissions in 2013 are estimated to increase approximately 5.0% to 6.0% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 13.8% to 14.2%. Effective October 1, 2012, Medicare increased the average hospice reimbursement rates by approximately 0.9%. As a result of sequestration, effective April 1, 2013, this 0.9% increase was reduced to a 1.1% decline in Medicare rates when compared to the prior year.

Roto-Rooter estimates it will achieve full-year 2013 revenue growth of 2.5% to 4.0%. This revenue estimate is based upon increased job pricing of approximately 1.5%, a favorable mix shift to higher revenue jobs, and job count increasing 0.1% to 0.5%. Adjusted EBITDA margin for 2013 is estimated in the range of 18.0% to 19.5%.

The negative effect of this reduction in Medicare reimbursement is offset by increased profitability in the first quarter of 2013, combined with the anticipated benefits of continued operational efficiencies in the hospice segment, reduced risk of Medicare cap billing limitations, and continued margin improvement in the Roto Rooter segment. Accordingly, management reaffirms previous guidance that full-year 2013 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt and other items not indicative of ongoing operations, will be in the range of $5.65 to $5.80. This compares to Chemed’s 2012 reported adjusted earnings per diluted share of $5.29.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Friday, April 19, 2013, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (866) 953-6856 for U.S. and Canadian participants and (617) 399-3480 for international participants. The participant passcode is 15147522. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 68047307. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 14,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and

Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2013	2012
Service revenues and sales	$366,641	$352,943
Cost of services provided and goods sold	264,307	257,445
Selling, general and administrative expenses (aa)	55,560	53,167
Depreciation	6,795	6,241
Amortization	1,127	1,113
Total costs and expenses	327,789	317,966
Income from operations	38,852	34,977
Interest expense	(4,094)	(3,617)
Other income--net (bb)	1,706	2,095
Income before income taxes	36,464	33,455
Income taxes	(14,186)	(13,010)
Net income	$22,278	$20,445

Earnings Per Share
Net income	$1.20	$1.08
Average number of shares outstanding	18,522	18,958

Diluted Earnings Per Share
Net income	$1.17	$1.06
Average number of shares outstanding	19,000	19,353

(aa)	Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended March 31,
	2013	2012
SG&A expenses before long-term incentive compensation and the
impact of market value gains related to deferred compensation plans	$53,476	$51,034
Market value gains related to deferred compensation plans	1,472	2,133
Long-term incentive compensation	612	-
Total SG&A expenses	$55,560	$53,167

(bb) Other income--net comprises (in thousands):
	Three Months Ended March 31,
	2013	2012
Market value gains related to deferred compensation plans	$1,472	$2,133
Interest income	303	51
Loss on disposal of property and equipment	(78)	(81)
Other	9	(8)
Total other income--net	$1,706	$2,095

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2013	2012
Assets
Current assets
Cash and cash equivalents	$72,956	$34,214
Accounts receivable less allowances	127,220	110,656
Inventories	6,559	8,468
Current deferred income taxes	14,816	13,725
Prepaid income taxes	2,159	637
Prepaid expenses	12,539	9,576
Total current assets	236,249	177,276
Investments of deferred compensation plans held in trust	39,144	35,055
Properties and equipment, at cost less accumulated depreciation	90,374	88,579
Identifiable intangible assets less accumulated amortization	56,798	57,941
Goodwill	465,734	461,064
Other assets	11,110	11,568
Total Assets	$899,409	$831,483

Liabilities
Current liabilities
Accounts payable	$48,496	$52,999
Income taxes	12,912	13,334
Accrued insurance	43,041	37,305
Accrued compensation	38,552	35,834
Other current liabilities	17,917	15,724
Total current liabilities	160,918	155,196
Deferred income taxes	28,155	27,256
Long-term debt	177,004	168,759
Deferred compensation liabilities	38,481	34,186
Other liabilities	11,762	11,629
Total Liabilities	416,320	397,026
Stockholders' Equity
Capital stock	31,957	31,063
Paid-in capital	457,790	404,546
Retained earnings	641,946	564,130
Treasury stock, at cost	(650,668)	(567,279)
Deferred compensation payable in Company stock	2,064	1,997
Total Stockholders' Equity	483,089	434,457
Total Liabilities and Stockholders' Equity	$899,409	$831,483

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2013	2012
Cash Flows from Operating Activities
Net income	$22,278	$20,445
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	7,922	7,354
Provision for uncollectible accounts receivable	2,967	2,245
Amortization of discount on convertible notes	2,114	1,975
Stock option expense	1,491	1,938
Provision for deferred income taxes	(681)	(3,397)
Noncash long-term incentive compensation	612	-
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Increase in accounts receivable	(36,706)	(34,949)
Decrease in inventories	499	200
Decrease/(increase) in prepaid expenses	(1,092)	1,833
Decrease in accounts payable and other current liabilities	(698)	(3,894)
Increase in income taxes	10,139	15,532
Increase in other assets	(3,071)	(3,654)
Increase in other liabilities	3,282	5,241
Excess tax benefit on share-based compensation	(1,891)	(797)
Other sources	976	309
Net cash provided by operating activities	8,141	10,381
Cash Flows from Investing Activities
Capital expenditures	(5,406)	(12,018)
Business combinations	-	(415)
Other sources	78	311
Net cash used by investing activities	(5,328)	(12,122)
Cash Flows from Financing Activities
Proceeeds from issuance of capital stock	10,168	1,042
Capital stock surrendered to pay taxes on stock-based
compensation	(3,389)	(1,431)
Dividends paid	(3,367)	(3,072)
Increase/(decrease) in cash overdrafts payable	(3,165)	226
Excess tax benefit on share-based compensation	1,891	797
Debt issuance costs	(1,107)	-
Other sources/(uses)	(419)	312
Net cash used by financing activities	612	(2,126)
Increase/(Decrease) in Cash and Cash Equivalents	3,425	(3,867)
Cash and cash equivalents at beginning of year	69,531	38,081
Cash and cash equivalents at end of period	$72,956	$34,214

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2013
Service revenues and sales	$271,326	$95,315	$-	$366,641
Cost of services provided and goods sold	213,160	51,147	-	264,307
Selling, general and administrative expenses (a)	21,604	26,662	7,294	55,560
Depreciation	4,514	2,147	134	6,795
Amortization	491	154	482	1,127
Total costs and expenses	239,769	80,110	7,910	327,789
Income/(loss) from operations	31,557	15,205	(7,910)	38,852
Interest expense (a)	(46)	(59)	(3,989)	(4,094)
Intercompany interest income/(expense)	843	428	(1,271)	-
Other income/(expense)—net	221	(1)	1,486	1,706
Income/(loss) before income taxes	32,575	15,573	(11,684)	36,464
Income taxes (a)	(12,433)	(5,949)	4,196	(14,186)
Net income/(loss)	$20,142	$9,624	$(7,488)	$22,278

2012
Service revenues and sales	$260,847	$92,096	$-	$352,943
Cost of services provided and goods sold	205,620	51,825	-	257,445
Selling, general and administrative expenses (b)	19,748	26,153	7,266	53,167
Depreciation	4,025	2,085	131	6,241
Amortization	490	154	469	1,113
Total costs and expenses	229,883	80,217	7,866	317,966
Income/(loss) from operations	30,964	11,879	(7,866)	34,977
Interest expense (b)	(62)	(108)	(3,447)	(3,617)
Intercompany interest income/(expense)	755	395	(1,150)	-
Other income/(expense)-net	(31)	(20)	2,146	2,095
Income/(loss) before income taxes	31,626	12,146	(10,317)	33,455
Income taxes (b)	(11,999)	(4,650)	3,639	(13,010)
Net income/(loss)	$19,627	$7,496	$(6,678)	$20,445

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2013
Net income/(loss)	$20,142	$9,624	$(7,488)	$22,278
Add/(deduct):
Interest expense	46	59	3,989	4,094
Income taxes	12,433	5,949	(4,196)	14,186
Depreciation	4,514	2,147	134	6,795
Amortization	491	154	482	1,127
EBITDA	37,626	17,933	(7,079)	48,480
Add/(deduct):
Expenses related to OIG investigation	1,039	-	-	1,039
Acquisition expenses	1	-	-	1
Expenses of severance arrangements	-	302	-	302
Expenses related to litigation settlements	-	141	-	141
Advertising cost adjustment (c)	-	(469)	-	(469)
Stock option expense	-	-	1,491	1,491
Long-term incentive compensations	-	-	612	612
Expenses related to securities litigation	-	-	2	2
Interest income	(246)	(42)	(15)	(303)
Intercompany interest income/(expense)	(843)	(428)	1,271	-
Adjusted EBITDA	$37,577	$17,437	$(3,718)	$51,296

2012
Net income/(loss)	$19,627	$7,496	$(6,678)	$20,445
Add/(deduct):
Interest expense	62	108	3,447	3,617
Income taxes	11,999	4,650	(3,639)	13,010
Depreciation	4,025	2,085	131	6,241
Amortization	490	154	469	1,113
EBITDA	36,203	14,493	(6,270)	44,426
Add/(deduct):
Expenses related to OIG investigation	71	-	-	71
Acquisition expenses	-	15	-	15
Expenses related to litigation settlements	-	647	-	647
Advertising cost adjustment (c)	-	(706)	-	(706)
Stock option expense	-	-	1,938	1,938
Interest income	(30)	(8)	(13)	(51)
Intercompany interest income/(expense)	(755)	(395)	1,150	-
Adjusted EBITDA	$35,489	$14,046	$(3,195)	$46,340

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2013	2012
Net income as reported	$22,278	$20,445

Add/(deduct) after-tax cost of:
Additional interest expense resulting from the change
in accounting for the conversion feature of the convertible notes	1,323	1,224
Stock option expense	943	1,225
Expenses related to OIG investigation	644	44
Long-term incentive compensation	387	-
Loss on extinguishment of debt	294	-
Expenses of severance arrangements	184	-
Expenses related to litigation settlements	86	393
Expenses related to securities litigation	1	-
Acquisition expenses	-	9
Adjusted net income	$26,140	$23,340

Earnings Per Share As Reported
Net income	$1.20	$1.08
Average number of shares outstanding	18,522	18,958
Diluted Earnings Per Share As Reported
Net income	$1.17	$1.06
Average number of shares outstanding	19,000	19,353

Adjusted Earnings Per Share
Net income	$1.41	$1.23
Average number of shares outstanding	18,522	18,958
Adjusted Diluted Earnings Per Share
Net income	$1.38	$1.21
Average number of shares outstanding	19,000	19,353

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended March 31,
OPERATING STATISTICS	2013	2012
Net revenue ($000) (d)
Homecare	$196,660	$186,597
Inpatient	28,468	29,152
Continuous care	45,325	42,521
Total before Medicare cap allowance	$270,453	$258,270
Medicare cap allowance	873	2,577
Total	$271,326	$260,847
Net revenue as a percent of total
before Medicare cap allowance
Homecare	72.7%	72.2%
Inpatient	10.5	11.3
Continuous care	16.8	16.5
Total before Medicare cap allowance	100.0	100.0
Medicare cap allowance	0.3	1.0
Total	100.3%	101.0%
Average daily census ("ADC") (days)
Homecare	10,354	9,613
Nursing home	2,929	2,986
Routine homecare	13,283	12,599
Inpatient	468	472
Continuous care	681	632
Total	14,432	13,703

Total Admissions	17,137	16,322
Total Discharges	16,843	16,196
Average length of stay (days)	77.4	82.4
Median length of stay (days)	13.0	14.0
ADC by major diagnosis
Neurological	33.2%	34.2%
Cancer	16.9	17.9
Cardio	11.2	11.6
Respiratory	6.9	6.6
Other	31.8	29.7
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	19.2%	19.6%
Cancer	30.8	32.1
Cardio	11.6	11.8
Respiratory	9.6	8.7
Other	28.8	27.8
Total	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	51.9%	50.4%
Inpatient	10.9	14.1
Continuous care	17.7	19.9
Homecare margin drivers (dollars per patient day)
Labor costs	$57.18	$57.76
Drug costs	7.57	8.33
Home medical equipment	6.85	6.82
Medical supplies	2.92	2.75
Inpatient margin drivers (dollars per patient day)
Labor costs	$320.67	$314.34
Continuous care margin drivers (dollars per patient day)
Labor costs	$587.73	$569.54
Bad debt expense as a percent of revenues	0.8%	0.8%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	39.0	36.6
Days of revenue outstanding- including unapplied Medicare payments	29.6	30.8

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2013, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to OIG investigation	$(1,039)	$-	$-	$(1,039)
	Acquisition expenses	(1)	-	-	(1)
	Expenses of severance arrangements	-	(302)	-	(302)
	Expenses related to litigation settlements	-	(141)	-	(141)
	Stock option expense	-	-	(1,491)	(1,491)
	Long-term incentive compensation	-	-	(612)	(612)
	Expenses related to securities litigation	-	-	(2)	(2)
	Interest expense
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(2,091)	(2,091)
	Loss on extinguishment of debt	-	-	(465)	(465)
	Pretax impact on earnings	(1,040)	(443)	(4,661)	(6,144)
	Income tax benefit/(charge) on the above	396	173	1,713	2,282
	After-tax impact on earnings	$(644)	$(270)	$(2,948)	$(3,862)

(b)	Included in the results of operations for the three months ended March 31, 2012, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Expenses related to OIG investigation	$(71)	$-	$-	$(71)
	Acquisition expenses	-	(15)	-	(15)
	Expenses related to litigation settlements	-	(647)	-	(647)
	Stock option expense	-	-	(1,938)	(1,938)
	Interest expense
	Additional interest expense resulting from the change in accounting
	for the conversion feature of the convertible notes	-	-	(1,935)	(1,935)
	Pretax impact on earnings	(71)	(662)	(3,873)	(4,606)
	Income tax benefit/(charge) on the above	27	260	1,424	1,711
	After-tax impact on earnings	$(44)	$(402)	$(2,449)	$(2,895)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2013 and 2012, GAAP advertising expense for Roto-Rooter totaled $5,704,000 and $5,624,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2013 and 2012 would total $6,173,000 and $6,330,000, respectively.

(d)

VITAS has 10 large (greater than 450 ADC), 14 medium (greater than 200 but less than 450 ADC) and 27 small (less than 200 ADC) hospice programs. Of VITAS' 36 unique Medicare provider numbers, 31 provider numbers have a Medicare cap cushion of 10% or greater during the first six months of the Medicare cap year; two provider numbers have a Medicare cap cushion between 5% and 10%; and three provider numbers have a cap cushion between 0% and 5%.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901